SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-DOVER DOWNS ENTERTAINMENT
          GAMCO ASSET MANAGEMENT INC.
                      12/23/05            4,700-           14.2000
                      12/22/05              500-           14.2000
                      12/19/05              900-           14.1000
                      12/15/05            2,629-           13.8783
                      12/15/05              499-           14.0000
          GABELLI ADVISERS, INC.
                      12/15/05              524-           13.9900

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.